Exhibit 99.1

Contact:	Susan Hardman	John Allen
	Intersil Investor Relations	Intersil Public Relations
	Tel: (408) 935-4332	Tel: (321) 729-4928
	E-Mail: shardman@intersil.com	E-Mail: jallen02@intersil.com

Intersil Corporation Reports Third Quarter 2004

Revenue and Earnings

Milpitas, CA, October 20, 2004 – Intersil Corporation (NASDAQ: ISIL), a world leader in the design and manufacture of high performance analog semiconductors, today reported financial results for the third quarter ended October 1, 2004. Net revenue was $127.0 million, a decrease of 3% from the third quarter of 2003 and a decrease of 12% from the second quarter of 2004. On a generally accepted accounting principles (GAAP) basis, primarily as a result of the Xicor acquisition-related expenses, the company reported a net loss of $24.5 million or $0.17 per diluted share of common stock for the third quarter of 2004. For the third quarter of 2003 net income from continuing operations was $2.8 million or $0.02 per diluted share. For the second quarter of 2004 net income was $27.2 million or $0.19 per diluted share.

In addition to GAAP reporting, Intersil reports operating and net income or loss, as well as earnings per share, on a non-GAAP basis. This non-GAAP earnings information excludes amortization of intangibles and other unusual items, such as gains or losses on strategic investments or exited product groups, impairment and restructuring costs and related tax effects. Intersil believes this non-GAAP earnings information provides meaningful insight into the company’s ongoing performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. Intersil also uses this information internally to evaluate and manage the company’s operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income is included in the tables below.

Non-GAAP net income for the third quarter was $16.2 million or $0.11 per diluted share of common stock. This compares to non-GAAP net income of $20.1 million or $0.14 per diluted share for the third quarter of 2003 and $27.9 million or $0.20 per diluted share for the second quarter of 2004.

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Intersil Third Quarter Earnings, Page Two

“The third quarter was difficult for Intersil, as our communications and computing businesses were both impacted by customer inventory adjustments, and we were further challenged with business disruption by two hurricanes at our Palm Bay, Florida facilities,” said Rich Beyer, Intersil’s president and CEO. “However, we were encouraged by the continued growth in our high-end consumer business, driven primarily by our power management products for handhelds and our continued leadership position in optical storage. We are also very pleased with the performance of the Xicor product families.”

By end market, Intersil’s third quarter sales were as follows: high-end consumer (23% of sales), computing (24%), industrial (29%) and communications (24%). The company reported gross margins of 55.1% for the quarter, while also decreasing inventory in its base Intersil business. Intersil generated over $34 million in cash flow from operations and exited the quarter with $735 million in cash and marketable investments.

As a result of Intersil’s continued positive cash flow and strong balance sheet position, in September, the company’s board of directors declared and authorized its quarterly dividend of $0.04 per share of common stock. This dividend reflects a 33% increase from the quarterly per share rate that the company had previously paid over the past year. Payment of the dividend will be made on November 19, 2004, to shareholders of record as of the close of business on November 10, 2004. During the quarter, the company announced that its board of directors had authorized an increase of $150 million to the stock repurchase program, and bought back approximately $39 million, or 2.3 million shares of stock.

Business Outlook

Looking ahead to the fourth quarter, Beyer said, “Based on the current business environment, we expect fourth quarter revenue to remain approximately flat with the third quarter. We anticipate improvement in our gross margins and expect earnings per share of $0.11 to 0.12. We remain confident in the long term strategy of Intersil,” concluded Beyer. “During the quarter, we completed the acquisition of Xicor and have successfully integrated its business into Intersil. As part of this, we put in place a new management structure and realigned our product line organizations. These changes will strengthen our focus on high performance analog leadership, and will position us for future success.”

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Intersil Third Quarter Earnings, Page Three

Investors and interested parties within the United States may listen to Intersil’s conference call on October 20 at 4:45 p.m. Eastern/1:45 p.m. Pacific by dialing (800) 619-3328 and providing the operator with the conference and the pass code “INTERSIL.” International callers may connect to the call by dialing (712) 257-2114. A replay of Intersil’s conference call will be available for one week beginning on October 20 at 9:00 p.m. Eastern/ 6:00 p.m. Pacific by calling (866) 434-5267 in the U.S. or (203) 369-1008 internationally. No confirmation code is required for the replay. A live webcast will also be available on Intersil’s Investor Relations homepage at http://www.intersil.com/investor and a replay will be available until October 27, 2004. A copy of this press release may be found on Intersil’s website at http://www.intersil.com/cda/pressroom.

About Intersil

Intersil Corporation, a NASDAQ-100 Index company, is a leader in the design and manufacture of high performance analog semiconductors. The company’s products address three of the industry’s fastest growing markets: flat panel displays, optical storage (CD and DVD recordable) and power management. Intersil products include power management devices for battery management, hot-swap and hot-plug controllers, linear regulators, supervisory ICs, switching DC-DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; video and high performance operational amplifiers; data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and rad-hard applications. For more information about Intersil or to find out how to become a member of our winning team, visit the company’s web site and career page at http://www.intersil.com/.

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Intersil Third Quarter Earnings, Page Four

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Intersil Corporation

Balance Sheets

(In millions)

	Oct 1, 2004	Jan 2, 2004
Assets
Current Assets
Cash & short-term investments	$507.6	$819.5
Trade receivables, net	80.5	76.7
Inventories, net	99.5	83.6
Prepaid expenses and other current assets	15.3	10.5
Deferred income taxes	34.5	39.8

Total Current Assets	737.4	1,030.1
Other Assets
Property, plant & equipment, net	106.3	153.4
Intangible assets	1,499.0	1,090.9
Deferred income taxes	62.3	9.6
Held-to-maturity investments	227.4	144.5
Other	12.7	20.3

Total Other Assets	1,907.7	1,418.7

Total Assets	$2,645.1	$2,448.8

Liabilities and Shareholders’ Equity
Current Liabilities
Trade account payables	$25.2	$20.8
Income taxes payable	49.2	84.0
Deferred distributor income	12.5	12.1
Other accrued items	85.9	79.8

Total Liabilities	172.8	196.7

Total Shareholders’ Equity	2,472.3	2,252.1

Total Liabilities and Shareholders’ Equity	$2,645.1	$2,448.8

Intersil Corporation

Income Statement

(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	Oct 1, 2004	Oct 4, 2003	Oct 1, 2004	Oct 4, 2003
Net sales	$127.0	$130.5	$408.7	$371.6

Cost of product sales	59.0	57.0	179.7	162.0

Gross margin	68.0	73.5	229.0	209.6

Expenses
Research and development	28.7	23.8	80.1	67.7
Selling, general & administrative	23.2	22.1	66.9	66.8
Amortization of unearned compensation	3.4	2.4	6.5	9.0
Intangible amortization	2.3	1.6	4.6	5.1
Impairment of long-lived assets	(0.5)	12.6	26.5	12.6
Restructuring and severance related expenses	6.1	3.0	6.1	4.3
In-process research and development	31.2	—	31.2	—
Other operating expenses (income)	2.5	—	2.6	(1.4)

Operating income (loss)	(28.9)	8.0	4.5	45.5
Gain (loss) on investment securities	—	(5.8)	3.8	(5.2)
Interest income, net	3.7	1.9	10.2	6.1

Income (loss) from continuing operations before taxes	(25.2)	4.1	18.5	46.4
Income tax provision (benefit)	(0.7)	1.3	(7.3)	11.7

Income (loss) from continuing operations	(24.5)	2.8	25.8	34.7
Income from operations of discontinued Wireless Networking product group	—	28.9	6.9	20.0
Income tax provision from discontinued operations	—	22.5	2.7	32.6

Income (loss) from discontinued operations	—	6.4	4.2	(12.6)

Net income (loss)	$(24.5)	$9.2	$30.0	$22.1

Earnings (loss) per share
Basic
Continuing operations	$(0.17)	$0.02	$0.19	$0.25
Discontinued operations	—	0.05	0.03	(0.09)

Net income (loss) per share	$(0.17)	$0.07	$0.22	$0.16

Diluted
Continuing operations	$(0.17)	$0.02	$0.18	$0.24
Discontinued operations	—	0.04	0.03	(0.08)

Net income (loss) per share	$(0.17)	$0.06	$0.21	$0.16

Weighted average shares
Basic	143.0	137.2	139.5	137.3

Diluted	146.3	142.1	142.1	142.2

Intersil Corporation

Financial Summary (Non-GAAP)

(In millions, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
	Oct 1, 2004	Oct 4, 2003	Oct 1, 2004	Oct 4, 2003
Net sales	$127.0	$130.5	$408.7	$371.6

Gross margin	$70.0	$73.7	$231.0	$210.5
% of Sales	55.1%	56.5%	56.5%	56.6%

Research and development	$28.2	$23.8	$79.6	$67.7
Selling, general & administrative	$22.7	$22.1	$66.4	$66.8

Operating Income	$19.1	$27.8	$85.0	$76.0
% of Sales	15%	21%	21%	20%

Interest income	$3.7	$1.9	$10.2	$6.1

Pretax Income	$22.8	$29.7	$95.2	$82.1

Net income	$16.2	$20.1	$70.4	$38.0
% of Sales	13%	15%	17%	10%

Earnings Per Share
Basic	$0.11	$0.15	$0.50	$0.28
Diluted	$0.11	$0.14	$0.50	$0.27

Weighted Average Shares
Basic	143.0	137.2	139.5	137.3
Diluted	146.3	142.1	142.1	142.2

NOTE: This financial summary excludes amortization of intangibles and unearned compensation, unusual items, and income from discontinued operations. These adjustments are included in the Financial Bridge table.

Intersil Corporation

Financial Bridge GAAP to Non-GAAP Continuing Operations

(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	Oct 1, 2004	Oct 4, 2003	Oct 1, 2004	Oct 4, 2003
Net income (loss) on GAAP basis:	$(24.5)	$9.2	$30.0	$22.1

Amortization of intangible assets and unearned compensation*	6.0	4.2	11.4	15.0
Impairment of long-lived assets	(0.5)	12.6	26.5	12.6
Restructuring & severance related expenses	6.1	3.0	6.1	4.3
In-process research and development	31.2	—	31.2	—
Windstorm related expenses & other unusual items **	5.2	—	5.2	(1.4	)***
(Gain)/Loss on investments	—	5.8	(3.8)	5.2
(Gain)/Loss from discontinued operations	—	(28.9)	(6.9)	(20.0)
Associated tax effects	(7.3)	14.2	(13.6)	0.1
Tax gain resulting from audit settlement	—	—	(15.7)	—

Net income on Non-GAAP basis:	$16.2	$20.1	$70.4	$37.9

Diluted Non-GAAP earnings per share	$0.11	$0.14	$0.50	$0.27

Diluted weighted average common shares outstanding	146.3	142.1	142.1	142.2

*	Includes $0.3M of unearned compensation in cost of sales on the GAAP income statement for the three and nine month periods ended October 1, 2004. Includes $0.2M and $0.9M of unearned compensation for the three and nine month periods ended October 4, 2003, respectively.
**	Includes hurricane related expenses of $1.7M in GAAP cost of sales, $0.5M in research and development expenses, $0.5M in selling, general and administrative expenses and $2.5M in other operating expenses in the GAAP Income Statement table for the three and nine months ended October 1, 2004.
***	Includes a $1.4M gain related to the reversal of certain accruals associated with the sale of the Discrete Power products group for the nine months ended October 4, 2003.